EXHIBIT 99.1

Yelp Reports Third Quarter 2025 Results

Net Revenue increased by 4% year over year to a record $376 million

Net Income increased by 2% year over year to $39 million, reflecting a 10% margin

Adjusted EBITDA decreased 3% year over year to $98 million, reflecting a 26% margin1

Updates ranges of 2025 Net Revenue outlook to $1.460 billion to $1.465 billion and 2025 Adjusted
EBITDA2 outlook to $360 million to $365 million

SAN FRANCISCO--(BUSINESS WIRE)--November 6, 2025--Yelp Inc. (NYSE: YELP), the company that connects people with great local businesses, today announced its financial results for the third quarter ended September 30, 2025 in the Q3 2025 Shareholder Letter available on its Investor Relations website at yelp-ir.com.

“Our third quarter results reflect continued execution against our product-led strategy,” said Jeremy Stoppelman, Yelp’s co-founder and chief executive officer. “With the recent rollout of more than 35 new features and updates, including the expansion of Yelp Assistant and our AI-powered call answering services Yelp Host and Yelp Receptionist, we are accelerating Yelp’s transformation with AI. We believe our trusted human-generated content, combined with new AI capabilities, position us well to capture the significant opportunities ahead. Looking forward, I’m confident in our ambitious roadmap and ability to drive long-term shareholder value.”

“Yelp delivered record net revenue and strong profitability in the third quarter,” said David Schwarzbach, Yelp’s chief financial officer. “While macro challenges persisted, Services continued to drive our business performance. We believe our strategic investments in our AI transformation and disciplined expense management position us well to deliver long-term growth.”

Quarterly Conference Call

Yelp will host a live Q&A session today at 2:00 p.m. Pacific Time to discuss its third quarter financial results and outlook for the fourth quarter and full year 2025. The webcast of the Q&A can be accessed on the Yelp Investor Relations website at yelp-ir.com. A replay of the webcast will be available at the same website.

1 See “Non-GAAP Financial Measures” for definitions of adjusted EBITDA and adjusted EBITDA margin, as well as reconciliations of adjusted EBITDA to net income (loss) and adjusted EBITDA margin to net income (loss) margin, the most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles in the United States (“GAAP”).
2 Yelp has not reconciled its adjusted EBITDA outlook to GAAP net income (loss) because it does not provide an outlook for GAAP net income (loss) due to the uncertainty and potential variability of other income, net and provision for (benefit from) income taxes, which are reconciling items between adjusted EBITDA and GAAP net income (loss). Because Yelp cannot reasonably predict such items, a reconciliation of the non-GAAP financial measure outlook to the corresponding GAAP measure is not available without unreasonable effort. We caution, however, that such items could have a significant impact on the calculation of GAAP net income (loss). For more information regarding the non-GAAP financial measures discussed in this release, please see “Non-GAAP Financial Measures” below.

About Yelp
Yelp Inc. (yelp.com) is a community-driven platform that connects people with great local businesses. Millions of people rely on Yelp for useful and trusted local business information, reviews and photos to help inform their spending decisions. As a one-stop local platform, Yelp helps consumers easily discover, connect and transact with businesses across a broad range of categories by making it easy to request a quote for a service, book a table at a restaurant, and more. Yelp was founded in San Francisco in 2004.
Yelp intends to make future announcements of material financial and other information through its Investor Relations website. Yelp will also, from time to time, disclose this information through press releases, filings with the Securities and Exchange Commission, conference calls, or webcasts, as required by applicable law.
Forward-Looking Statements
This press release contains forward-looking statements relating to, among other things, Yelp’s future performance, including its expected financial results for 2025, its ability to capture the significant opportunities ahead, its expectations regarding its ambitious roadmap, including strategic investments in Yelp’s AI transformation and disciplined expense management, and its ability to drive long-term growth and shareholder value, that are based on its current expectations, forecasts and assumptions that involve risks and uncertainties.
Yelp’s actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to:

•macroeconomic uncertainty — including related to labor and supply chain issues, inflation and recessionary concerns, interest rates and tariffs — and its effect on consumer behavior, user activity and advertiser spending;
•Yelp’s ability to maintain and expand its base of advertisers, particularly if advertiser turnover substantially worsens and/or consumer demand significantly degrades;
•Yelp’s ability to drive continued growth through its strategic initiatives;
•Yelp’s ability to continue to operate effectively with a primarily remote work force and attract and retain key talent;
•Yelp’s limited operating history in an evolving industry; and
•Yelp’s ability to generate and maintain sufficient high-quality content from its users.

Factors that could cause or contribute to such differences also include, but are not limited to, those factors that could affect Yelp’s business, operating results and stock price included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Yelp’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q at yelp-ir.com or the SEC’s website at sec.gov.

Investor Relations Contact:
Kate Krieger
ir@yelp.com

Press Contact:
Amber Albrecht
press@yelp.com

YELP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$231,071	$217,325
Short-term marketable securities	102,482	100,581
Accounts receivable, net	153,481	155,325
Prepaid expenses and other current assets	63,264	43,648
Total current assets	550,298	516,879
Property, equipment and software, net	89,763	75,669
Operating lease right-of-use assets	17,550	24,112
Goodwill	135,683	130,980
Intangibles, net	51,491	58,787
Other non-current assets	145,099	177,140
Total assets	$989,884	$983,567

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$168,552	$131,322
Operating lease liabilities — current	8,447	20,679
Deferred revenue	7,120	2,973
Total current liabilities	184,119	154,974
Operating lease liabilities — long-term	18,953	22,470
Other long-term liabilities	53,659	62,154
Total liabilities	256,731	239,598

Stockholders’ equity:
Common stock	—	—
Additional paid-in capital	1,982,069	1,903,598
Treasury stock	(2,579)	(3,909)
Accumulated other comprehensive loss	(7,832)	(15,431)
Accumulated deficit	(1,238,505)	(1,140,289)
Total stockholders’ equity	733,153	743,969
Total liabilities and stockholders’ equity	$989,884	$983,567

YELP INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net revenue	$376,038	$360,344	$1,104,966	$1,050,112

Costs and expenses:
Cost of revenue(1)	36,288	32,382	106,563	90,414
Sales and marketing(1)	150,740	144,631	441,636	442,715
Product development(1)	78,137	77,748	240,404	251,055
General and administrative(1)	45,462	49,605	143,487	139,471
Depreciation and amortization	12,526	9,326	37,241	28,841
Total costs and expenses	323,153	313,692	969,331	952,496
Income from operations	52,885	46,652	135,635	97,616
Other income, net	5,350	7,231	16,816	25,277
Income before income taxes	58,235	53,883	152,451	122,893
Provision for income taxes	18,911	15,443	44,647	32,263
Net income attributable to common stockholders	$39,324	$38,440	$107,804	$90,630

Net income per share attributable to common stockholders
Basic	$0.62	$0.57	$1.68	$1.34
Diluted	$0.61	$0.56	$1.63	$1.27

Weighted-average shares used to compute net income per share attributable to common stockholders
Basic	63,025	67,219	64,136	67,862
Diluted	64,216	69,163	65,975	71,109

(1) Includes stock-based compensation expense as follows:
	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Cost of revenue	$997	$1,301	$3,238	$4,099
Sales and marketing	7,052	8,588	21,986	25,905
Product development	16,607	20,887	53,862	67,074
General and administrative	8,225	8,696	26,039	26,318
Total stock-based compensation	$32,881	$39,472	$105,125	$123,396

YELP INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Operating Activities
Net income	$107,804	$90,630
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	37,241	28,841
Provision for credit losses	34,155	35,111
Stock-based compensation	105,125	123,396
Amortization of right-of-use assets	8,834	11,363
Deferred income taxes	29,829	(17,408)
Amortization of deferred contract cost	17,963	18,604
Asset impairment	—	5,914
Other adjustments, net	2,523	(2,717)
Changes in operating assets and liabilities:
Accounts receivable	(33,013)	(44,095)
Prepaid expenses and other assets	(32,692)	(14,302)
Operating lease liabilities	(18,284)	(29,333)
Accounts payable, accrued liabilities and other liabilities	28,062	8,838
Net cash provided by operating activities	287,547	214,842

Investing Activities
Purchases of marketable securities — available-for-sale	(60,987)	(89,251)
Sales and maturities of marketable securities — available-for-sale	59,782	83,380
Purchases of other investments	(700)	(2,500)
Purchases of property, equipment and software	(36,136)	(26,337)
Other investing activities	64	268
Net cash used in investing activities	(37,977)	(34,440)

Financing Activities
Proceeds from issuance of common stock for employee stock-based plans	12,295	13,436
Taxes paid related to the net share settlement of equity awards	(46,624)	(58,044)
Repurchases of common stock	(203,450)	(188,399)
Net cash used in financing activities	(237,779)	(233,007)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,016	580

Change in cash, cash equivalents and restricted cash	13,807	(52,025)
Cash, cash equivalents and restricted cash — Beginning of period	217,682	314,002
Cash, cash equivalents and restricted cash — End of period	$231,489	$261,977

Non-GAAP Financial Measures
This press release and statements made during the above referenced webcast may include information relating to Adjusted EBITDA, Adjusted EBITDA margin and Free cash flow, each of which the Securities and Exchange Commission has defined as a “non-GAAP financial measure.”

We define Adjusted EBITDA as net income (loss), adjusted to exclude: provision for (benefit from) income taxes; other income, net; depreciation and amortization; stock-based compensation expense; and, in certain periods, certain other income and expense items, such as impairment charges, expenses related to acquired indemnification obligations, acquisition and integration costs and fees related to shareholder activism, and other items that we deem not to be indicative of our ongoing operating performance. We define Adjusted EBITDA margin as Adjusted EBITDA divided by net revenue. We define Free cash flow as net cash provided by (used in) operating activities, less cash used for purchases of property, equipment and software.

Adjusted EBITDA and Free cash flow, which are not prepared under any comprehensive set of accounting rules or principles, have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of Yelp’s financial results as reported in accordance with generally accepted accounting principles in the United States (“GAAP”). In particular, Adjusted EBITDA and Free cash flow should not be viewed as substitutes for, or superior to, net income (loss) or net cash provided by (used in) operating activities prepared in accordance with GAAP as measures of profitability or liquidity. Some of these limitations are:

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Adjusted EBITDA does not reflect changes in, or cash requirements for, Yelp’s working capital needs;
•Adjusted EBITDA does not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to Yelp;
•Adjusted EBITDA does not consider the potentially dilutive impact of equity-based compensation;
•Adjusted EBITDA does not take into account certain income and expense items, such as impairment charges, expenses related to acquired indemnification obligations, acquisition and integration costs and fees related to shareholder activism, or other costs that management determines are not indicative of ongoing operating performance;
•Free cash flow does not represent the total residual cash flow available for discretionary purposes because it does not reflect our contractual commitments or obligations; and
•other companies, including those in Yelp’s industry, may calculate Adjusted EBITDA and Free cash flow differently, which reduces their usefulness as comparative measures.

Because of these limitations, you should consider Adjusted EBITDA, Adjusted EBITDA margin and Free cash flow alongside other financial performance measures, including net income (loss), net cash provided by (used in) operating activities and Yelp’s other GAAP results.

The following is a reconciliation of net income to Adjusted EBITDA, as well as the calculation of net income margin and Adjusted EBITDA margin, for each of the periods indicated (in thousands, except percentages; unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Reconciliation of Net Income to Adjusted EBITDA:
Net income	$39,324	$38,440	$107,804	$90,630
Provision for income taxes	18,911	15,443	44,647	32,263
Other income, net(1)	(5,350)	(7,231)	(16,816)	(25,277)
Depreciation and amortization	12,526	9,326	37,241	28,841
Stock-based compensation	32,881	39,472	105,125	123,396
Asset impairment(2)	—	5,914	—	5,914
Expenses related to acquired indemnification obligation(2)(3)	(226)	—	4,955	—
Acquisition and integration costs(2)	—	—	539	—
Fees related to shareholder activism(2)	—	—	—	1,168
Adjusted EBITDA	$98,066	$101,364	$283,495	$256,935

Net revenue	$376,038	$360,344	$1,104,966	$1,050,112
Net income margin	10%	11%	10%	9%
Adjusted EBITDA margin	26%	28%	26%	24%
(1) Includes the release of a $3.1 million reserve related to a one-time payroll tax credit in the nine months ended September 30, 2024.
(2) Recorded within general and administrative expenses on our condensed consolidated statements of operations.
(3) Represents expenses recorded in connection with an indemnification obligation assumed in the RepairPal acquisition, which we do not consider to be part of our ongoing operations. Amounts reflect the reversal of certain expenses recorded in prior periods as a result of the negotiated reduction of such expenses during the three months ended September 30, 2025. We expect to be indemnified for such expenses and will also exclude any such amounts from Adjusted EBITDA.
The following is a reconciliation of net cash provided by operating activities to Free cash flow for each of the periods indicated (in thousands; unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow:
Net cash provided by operating activities	$131,518	$102,298	$287,547	$214,842
Purchases of property, equipment and software	(12,581)	(9,763)	(36,136)	(26,337)
Free cash flow	$118,937	$92,535	$251,411	$188,505

Net cash used in investing activities	$(11,357)	$(11,394)	$(37,977)	$(34,440)

Net cash used in financing activities	$(86,197)	$(82,596)	$(237,779)	$(233,007)